Exhibit 10.12

EXECUTION VERSION

GRANT OF SECURITY INTEREST IN COPYRIGHTS

THIS GRANT OF SECURITY INTEREST IN COPYRIGHTS (this “Agreement”), dated as of April 12, 2012, is made by each of the signatories hereto (each, a “Grantor”) in favor of BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent and collateral agent for the banks and other financial institutions (the “Lenders”) that are parties to the Credit Agreement (in such capacities, respectively, the “Administrative Agent” and the “Collateral Agent”), dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Credit Agreement”), among HD SUPPLY, INC., a Delaware corporation (the “Borrower”), Bank of America, as administrative agent and collateral agent, and the other parties thereto.

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Borrower and certain Subsidiaries of the Borrower executed and delivered a Guarantee and Collateral Agreement, dated as of April 12, 2012, in favor of Bank of America (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Guarantee and Collateral Agreement, each Grantor granted to the Collateral Agent a security interest in its Intellectual Property, including Copyrights; and

WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Borrower on the terms and subject to the conditions of the Credit Agreement, each Grantor agrees, for the benefit of the Collateral Agent, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context other-wise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement.

SECTION 2. Grant of Security Interest. Each Grantor hereby grants, subject to existing licenses to use the Copyrights granted by such Grantor in the ordinary course of its business, to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Copyrights of such Grantor (including, without limitation, those items listed on Schedule A hereto under such Grantor’s name) and to the extent not otherwise included, all Proceeds and products of any and all of the Copyrights, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except that no security interest is or will be granted pursuant hereto in any right, title or interest of such Grantor under or in any Copyright Licenses with Persons other than the Borrower, a Restricted Subsidiary or an Affiliate thereof for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Copyright Licenses.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantors for the purpose of recording the security interest granted pursuant to the Guarantee and Collateral Agreement with the United States Copyright Office. This Agreement is expressly subject to the terms and conditions of the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Copyrights are fully set forth in the Credit Agreement and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CREATIVE TOUCH INTERIORS, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

GRANT OF SECURITY INTEREST IN COPYRIGHTS

WILLIAMS BROS. LUMBER COMPANY, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

GRANT OF SECURITY INTEREST IN COPYRIGHTS

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

GRANT OF SECURITY INTEREST IN COPYRIGHTS

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Darleen R Parmelee
	Name:	Darleen R Parmelee
	Title:	Assistant Vice President

GRANT OF SECURITY INTEREST IN COPYRIGHTS

Schedule A

Copyrights

Creative Touch Interiors, Inc.

Title	Registration No.	Registration Date
NL-16	VA 1-048-833	3/27/2000

HDS IP Holding, LLC

Title	Registration No.	Registration Date
Powerscope	TX 7-364-190	3/5/2009
WaterCity	VA 1-708-882	8/5/2008

Williams Bros. Lumber Company, LLC

Title	Registration No.	Registration Date
Architectural millwork sales catalog	TX 3-036-953	3/5/1991

A-1